UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

Aetherium Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41189	86-3449713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79B Pemberwick Rd. Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 450-6836

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	GMFIU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GMFI	The Nasdaq Stock Market LLC
Warrants	GMFIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on Form 8-K on April 2, 2024, at the special meeting of stockholders in lieu of its annual meeting on March 28, 2024, Aetherium Acquisition Corp, a Delaware corporation (the “Company”), the Company stockholders approved the charter amendment proposal to amend Aetherium’s charter to amend certain provisions which restrict the Class B common stock, par value $0.0001, of the Company (the “Class B common stock” or “Founder Shares”) from converting to Class A common stock before the consummation of an initial business combination.

On May 15, 2024, the Company issued an aggregate of 2,874,999 shares of Class A common, to Aetherium Capital Holdings LLC, a Delaware limited liability company, the Company’s sponsor (the “Sponsor”) and to its present or former officers and directors upon the conversion of an equal number of the Company’s shares of Class B common stock of the Company, held by the Sponsor and its present or former officers and directors (the “Conversion”). The 2,874,999 shares of Class A common stock, representing approximately 56.3% of the total issued and outstanding Class A Shares after the Conversion, issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B common stock before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. The issuance of the Class A Shares was made pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended

Item 8.01 Other Events.

As previously reported on Current Report on Form 8-K filed by the Company on June 24, 2024, The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company on June 18, 2024 that the Nasdaq Hearings Panel (the “Panel”) is seeking to suspend trading of the Company’s securities because the Company did not regain compliance with the (i) total holder requirement under Listing Rule 5450(a)(2) (the Total Holder Rule”), and (ii) the minimum market value of listed securities (“MVLS Rule”) requirement under Listing Rule 5450(b)(2)(A) and that on June 20, 2024, the Company requested a hearing before Nasdaq’s Listing Council and is preparing a plan of compliance to submit to Nasdaq on or before July 5, 2024.

On July 1, 2024, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing its plan of compliance to regain compliance with the Total Holder Rule and the MVLS Rule, the latter of which includes the Conversion completed on May 15, 2024 among other measures to cure the deficiencies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release dated July 1, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2024

AETHERIUM ACQUISITION CORP.

	By:	/s/ Jonathan Chan
	Name:	Jonathan Chan
	Title:	Chief Executive Officer and Chairman